UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2009

NITROMED, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50439	22-3159793
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

45 Hayden Avenue, Suite 3000
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 266-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On or about March 13, 2009, NitroMed, Inc. (“NitroMed”) mailed a proxy statement relating to a special meeting of stockholders of NitroMed to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on April 22, 2009, beginning at 10:00 a.m., local time.  At the special meeting, NitroMed stockholders will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of January 27, 2009, by and among Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited, NTMD Parent Acquisition Corp., NTMD Acquisition Corp. and NitroMed, as it may be amended from time to time.  If the merger agreement is adopted and the merger described in the merger agreement is completed, NitroMed will become a wholly owned subsidiary of NTMD Parent Acquisition Corp., and NitroMed stockholders will be entitled to receive $0.80 in cash, without interest and subject to adjustment based on, among other things, NitroMed’s net cash balance at closing, for each share of NitroMed common stock that they own.

As disclosed in the definitive proxy statement, on February 12, 2009 a purported class action lawsuit relating to the merger was filed against NitroMed, each of its directors, its executive officer and Deerfield Management Company, L.P. and certain of its affiliates in Suffolk County Superior Court in Massachusetts.  The lawsuit, Mieczyslaw Stachnik et al. v. Kenneth Bate et al., Civil Action No. 09-0622-BLS-2, as amended, alleges, among other things, that the merger consideration to be paid to NitroMed stockholders in the merger is unfair and undervalues NitroMed.  In addition, the complaint alleges that NitroMed’s directors and its executive officer violated their fiduciary duties by, among other things, failing to maximize stockholder value, failing to engage in a fair sale process and failing to provide NitroMed stockholders with a proxy statement adequate to enable them to cast an informed vote on the proposed merger.  NitroMed, its directors and its executive officer denied the allegations in the complaint.

NitroMed, the other defendants and the plaintiffs entered into a memorandum of understanding dated as of March 31, 2009 regarding the settlement of the lawsuit.  In connection with the settlement, the parties agreed that NitroMed would make certain additional disclosures to its stockholders, which are set forth below.  Following the completion of certain confirmatory discovery by counsel to the plaintiffs, the parties entered into a stipulation of settlement.  The stipulation of settlement is subject to customary conditions, including court approval.  If the court approves the settlement, the settlement will resolve all of the claims that were or could have been brought in the action being settled, including all claims relating to the merger, the merger agreement and any disclosure made in connection therewith.  In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will petition the court for an award of attorneys’ fees and expenses not to exceed $250,000.

The settlement costs, comprised of the attorneys’ fees awarded to the plaintiffs’ counsel and the costs incurred by NitroMed to defend the lawsuit, will be paid by NitroMed.  NitroMed and Deerfield Management have agreed that NitroMed’s net cash balance at closing will be reduced by $125,000 to account for the settlement costs and hence reduce the amount received by NitroMed stockholders in the merger.  The settlement will not change any of the other terms of the merger or the merger agreement.

NitroMed and the other defendants vigorously deny all liability with respect to the facts and claims alleged in the lawsuit and specifically deny that any further supplemental disclosure was required under any applicable rule, statute, regulation or law or that the directors failed to maximize stockholder value by entering into the merger agreement with Deerfield Management.  The settlement is not, and should not be construed as, an admission of wrongdoing or liability by any defendant.  However, to avoid the risk of delaying or otherwise imperiling the merger, and to provide additional information to NitroMed’s stockholders at a time and in a manner that would not cause any delay of the merger, NitroMed and its directors agreed to the settlement described above.  The parties considered it desirable that the action be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of continued litigation and to fully and finally resolve the settled claims.

ADDITIONAL DISCLOSURES REQUIRED BY THE SETTLEMENT

Background of the Merger

In addition to the information disclosed on pages 21 through 35 of the proxy statement, NitroMed notes that the strategic opportunities discussed by the board of directors during their December 4 and 19, 2007 and January 2, 2008 meetings included the possibility of NitroMed remaining an independent, standalone company, potential strategic business combinations and the sale of the entire company or all of substantially all of its assets.

NitroMed also notes that the January 14, 2008 decision of NitroMed’s board of directors to engage Cowen and Company, LLC as NitroMed’s financial advisor was the result of a careful review and the consideration by the board of several national, well-respected investment banking firms.  The board engaged Cowen because of, among other reasons, its expertise, reputation and familiarity with NitroMed and the pharmaceutical and biotechnology industry generally and because its investment banking professionals have substantial experience in transactions involving a merger, the transfer of control of, or a majority interest in, a company or a sale of all of substantially all of a company’s assets.

In late January and in February 2008, at the direction of the board of directors, Cowen had contact with over 80 parties concerning possible interest in potential strategic transactions with NitroMed, including potential strategic buyers and merger partners and potential financial buyers.  These parties, the majority of which were potential strategic buyers or merger partners, were identified by NitroMed, in consultation with Cowen, as parties likely to possess the interest, means and resources to complete a strategic transaction with NitroMed, including large pharmaceutical companies, small and mid-cap biotechnology and pharmaceutical companies, healthcare investment organizations and private equity firms.

NitroMed also notes that on several occasions during its negotiations with JHP regarding the proposed sale of the BiDil and BiDil XR drug business, including during initial discussions on April 18, 2008, during the due diligence process in April and May 2008 and during negotiations in September and October 2008, NitroMed requested that the proposed transaction be structured as an acquisition of the entire company through a merger or similar combination.  In each instance, JHP informed NitroMed that it would only proceed with a transaction to purchase substantially all of the assets of NitroMed’s BiDil and BiDil XR drug business.  Furthermore, JHP specifically excluded from the terms of its purchase and sale agreement relating to the BiDil and BiDil XR drug business, among other things, any assumption by JHP of contingent liabilities that may be related to the commercial sale of BiDil before the closing date of the asset sale.  JHP also excluded NitroMed’s nitric oxide research technology platform and related patents from the assets that it would agree to purchase from NitroMed.

NitroMed’s discussions, negotiations and indications of interests with respect to Strategic Company A, Strategic Company B, Strategic Company C, Strategic Company D, Strategic Company E, JHP, Archemix and Deerfield Management disclosed in the proxy statement are the material discussions, negotiations and indications of interest from November 2007 to April 2, 2009 relating to NitroMed’s strategic alternatives, including the sale of the entire company or the sale of all or substantially all of NitroMed’s assets.

Finally, NitroMed notes that at the direction of the board of directors and pursuant to the terms of the Deerfield Management merger agreement, which specifically allowed NitroMed to solicit, negotiate and evaluate competing acquisition proposals during a go-shop period that ended on February 26, 2009, representatives of Cowen contacted over nine parties identified by NitroMed, in consultation with Cowen, that had previously expressed an interest in a strategic transaction with NitroMed, including Strategic Company A, Strategic Company C, Strategic Company E, JHP and Archemix, to determine whether there would be any new or renewed interest in acquiring NitroMed.  These contacted parties were identified by

NitroMed, in consultation with Cowen, based on their interest, means and resources to complete a strategic transaction with NitroMed.  In addition, NitroMed included in both its January 27, 2009 press release announcing the execution of the Deerfield merger agreement and its Current Report on Form 8-K filed with the SEC on January 28, 2009 the specific terms of the go-shop provision in the Deerfield merger agreement so that potentially interested parties were notified that NitroMed was free to enter discussions during the go-shop period.  NitroMed did not receive any alternative acquisition proposals prior to the termination of the go-shop period on February 26, 2009.

This section should be read in conjunction with the information disclosed on pages 21 through 35 of the proxy statement.

Reasons for the Merger; Recommendation of NitroMed’s Board of Directors

In addition to the information disclosed on pages 35 through 38 of the proxy statement, NitroMed notes that one of the factors considered by NitroMed’s board of directors in the course of reaching its determination to approve the merger agreement is NitroMed’s ability under the terms of the merger agreement with Deerfield Management to continue to pursue the potential sale of NitroMed’s nitric oxide research technology platform, including related patents.  This ability to pursue the potential sale is similar to how the nitric oxide research technology platform was treated in the subsequently terminated purchase and sale agreement with JHP, where the nitric oxide research technology platform was specifically excluded from the assets that JHP agreed to purchase, and in the subsequently terminated Archemix merger agreement, where the divestiture of the nitric oxide research technology platform was specifically permitted under the terms of the merger agreement.  Under the terms of the merger agreement with Deerfield Management, if NitroMed completes the sale of its nitric oxide technology platform before the closing of the merger, the aggregate amount of the merger consideration that NitroMed stockholders will be entitled to receive upon completion of the merger will be increased by the amount of the proceeds from such sale received by NitroMed before the closing of the merger with Deerfield Management, not to exceed €2 million.  While NitroMed is actively pursuing the potential sale of its nitric oxide research technology platform prior to the closing the merger with Deerfield, there can be no assurance that NitroMed will be able to consummate such a sale prior to the closing of the merger, if at all.

This section should be read in conjunction with the information disclosed on pages 35 through 38 of the proxy statement.

Projections

In addition to the information disclosed on pages 38 through 45 of the proxy statement, NitroMed notes that the internal, confidential financial analyses and projections prepared by NitroMed’s management and provided solely to Cowen in connection with the preparation and delivery by Cowen of its fairness opinion were based on numerous uncertainties that are beyond the control of management including, without limitation, uncertainties relating to the continued acceptance of BiDil in the marketplace, especially in light of the absence of any sales and marketing efforts being undertaken by NitroMed, continued regulatory approvals of BiDil, the competitive landscape and general economic conditions.  NitroMed believes that the financial projections may not reflect current economic conditions or may not be a reliable measure of its future performance.  Accordingly, NitroMed believes that disclosure of the financial projections would not be helpful to stockholders.

This section should be read in conjunction with the information disclosed on pages 38 through 45 of the proxy statement.

Opinion of Cowen and Company, LLC

In addition to the information disclosed on pages 38 through 45 of the proxy statement, NitroMed notes the following disclosures.

Summary of Selected Publicly Traded Company Analyses

Set forth below are the high, mean, median and low of selected revenue and EBIT multiples of the selected companies that were used in the analysis of selected publicly traded companies.

	Net Revenue						EBIT
	2008A		2009E		2010E		2009E
High	4.34	x	3.74	x	2.91	x	7.3	x
Mean	2.05		1.65		1.26		5.8
Median	1.61		1.16		0.96		6.3
Low	0.52		0.40		0.40		3.9

Summary of Selected Precedent Product Transaction Analyses

Set forth below are the high, mean, median and low of selected revenue multiples of the selected precedent product transactions that were used in the analysis of selected precedent product transactions.

	Net Revenue
	TY-1		TY
High	10.00	x	4.87	x
Mean	2.09		1.81
Median	1.36		1.91
Low	0.45		0.45

Summary of Selected Precedent Company Transaction Analyses

Set forth below are the high, mean, median and low of selected revenue multiples of the selected precedent company transactions that were used in the analysis of the selected precedent company transactions.

	LTM Revenue
High	15.29	x
Mean	4.28
Median	4.95
Low	0.98

Cowen provided an opinion to the board of directors of NitroMed in connection with NitroMed’s proposed sale of assets pursuant to the JHP purchase and sale agreement and acted as exclusive financial advisor and provided an opinion to the board of directors of NitroMed in connection with NitroMed’s proposed merger pursuant to the Archemix merger agreement.  Pursuant to the engagement letter with Cowen, Cowen received aggregate fees of $950,000 from NitroMed with respect to financial advisory services, including rendering fairness opinions and a retainer fee, in connection with the proposed sale of assets to JHP and the proposed merger with Archemix.

Pursuant to the engagement letter with Cowen, Cowen was retained as the exclusive financial advisor to the NitroMed board of directors in connection with the merger with Deerfield Management and, if the merger is consummated, Cowen will be entitled to receive a net transaction fee of up to approximately $1,300,000 from NitroMed.  NitroMed also paid a fee to Cowen of $375,000 for rendering its opinion to the board of directors in connection with the proposed merger with Deerfield Management, which fee will be credited against any transaction fee paid.  Additionally, NitroMed has agreed to reimburse Cowen for its out-of-pocket expenses, including attorneys’ fees, and has agreed to indemnify Cowen against certain liabilities, including liabilities under the federal securities laws.  The terms of the fee arrangement with Cowen, which are customary in transactions of this nature, were negotiated at arm’s length between NitroMed and Cowen, and the NitroMed board was aware of the arrangement, including the fact that a significant portion of the fee payable to Cowen is contingent upon the completion of the merger.

This section should be read in conjunction with the information disclosed on pages 38 through 45 of the proxy statement.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

NitroMed has filed with the Securities and Exchange Commission and mailed to its stockholders a definitive proxy statement in connection with the proposed merger with Deerfield Management.  The proxy statement contains important information about NitroMed, the proposed merger and related matters.  Investors and security holders of NitroMed are urged to read the proxy statement carefully.

Investors and security holders are able to obtain free copies of the proxy statement for the proposed merger and other documents filed with the SEC by NitroMed through the website maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of the proxy statement for the proposed merger by contacting NitroMed, Inc., Attn: Secretary, 45 Hayden Avenue, Suite 3000, Lexington, MA 02421.

NitroMed and its directors and executive officer may be deemed to be participants in the solicitation of proxies in respect of the transaction contemplated by the merger agreement with Deerfield Management.  Information regarding NitroMed’s directors and executive officers is contained in NitroMed’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and its proxy statement dated April 16, 2008, which are filed with the SEC, and in NitroMed’s definitive proxy statement relating to the proposed merger with Deerfield Management, which was filed with the SEC on March 13, 2009.  As of February 28, 2009, NitroMed’s directors and executive officers, and funds affiliated with such individuals, owned approximately 33% of NitroMed’s common stock. A more complete description of the interests of NitroMed’s directors and officers is available in the definitive proxy statement relating to the proposed merger with Deerfield Management.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

The information contained in this document contains forward-looking statement about NitroMed’s plans, objectives, expectations and intentions.  Forward-looking statements include information concerning possible or assumed future results of operations of NitroMed, the expected settlement of litigation relating to the merger, the expected completion and timing of the merger, the anticipated amount of the merger consideration per share of NitroMed common stock to be received by NitroMed’s stockholders pursuant to the merger, other information relating to the merger, information relating to NitroMed’s consideration of strategic alternatives should the merger not be completed in a timely manner or at all, and any other statements about NitroMed management’s future expectations, beliefs, goals, plans or prospects.  You can identify these statements by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “forecast,” “potential,” “contemplate,” “could,” “would,” “may,” “will” and “can” or similar words.  You should read statements that contain these words carefully.  They discuss NitroMed’s future expectations or state other forward-looking information, and may involve known and unknown risks over which NitroMed has no control.

If one or more of these factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. In addition, any forward-looking statements in this proxy statement represent NitroMed’s views only as of the date of this proxy statement and should not be relied upon as representing NitroMed’s views as of any subsequent date. NitroMed anticipates that subsequent events and developments will cause its views to change.  However, while NitroMed may elect to update these forward-looking statements publicly at some point in the future, NitroMed specifically disclaims any obligation to do so, expect as may be required by law, either as a result of new information, future events or otherwise.

Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in the proxy statement under the heading “Cautionary Statement Concerning Forward-Looking Information” and in NitroMed’s SEC filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: April 9, 2009	By:	/s/ Kenneth M. Bate

Kenneth M. Bate President, Chief Executive Officer and Interim Chief Financial Officer